UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

February 12, 2014
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On February 12, 2014, the Company issued a press release announcing that it will hold a conference call on Wednesday, February 26, 2014 at 4:30 p.m. Eastern time to discuss the fourth quarter and full year ended December 31, 2013. Financial results will be issued in a press release prior to the call. UniPixel management will host the presentation, followed by a question and answer period. The call will be webcast live, as well as via a link in the Investors section of the company's website at www.unipixel.com/investors. Webcast participants will be able to submit a question to management via the webcast player.

Date: Wednesday, February 26, 2014
Time: 4:30 p.m. Eastern time (3:30 p.m. Central time)
Webcast: http://public.viavid.com/index.php?id=107684

To participate in the conference call via telephone, dial 1-480-629-9664 and provide the conference name or conference ID 4665736. Please call the conference telephone number 5-10 minutes prior to the start time so the operator can register your name and organization. If you have any difficulty with the webcast or connecting to the call, please contact Liolios Group at 1-949-574-3860.  A replay of the call will be available after 7:30 p.m. Eastern time on the same day through March 26, 2014, via the same link above, or by dialing 1-858-384-5517 and entering replay ID 4665736.

The press release is included as Exhibit 99.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the press release is qualified in its entirety by reference to such Exhibit.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number	Description

99.1	Press Release dated February 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 12, 2014	By:	/s/ Jeffrey Tomz
		Name:	Jeffrey Tomz
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 12, 2014.